UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2009

Grubb & Ellis Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in our Current Report on Form 8-K filed on July 2, 2008, in connection with our acquisition of Kedron Village, on June 27, 2008, we entered into an unsecured promissory note with NNN Realty Advisors, Inc., or NNN Realty Advisors, an indirect wholly-owned subsidiary of Grubb & Ellis Company, our sponsor, in the principal amount of $3,700,000, or the June 2008 Promissory Note. The June 2008 Promissory Note originally provided for a maturity date of December 27, 2008, an interest rate of 4.95% per annum and a default interest rate of 6.95% per annum. The June 2008 Promissory Note was subsequently extended on November 10, 2008 and on May 10, 2009, in exchange for increases in the interest rates payable under the June 2008 Promissory Note from 4.95% to 5.26% and from 5.26% to 8.43%, respectively, and for increases in the default interest rates from 6.95% to 7.26% and from 7.26% to 10.43%, respectively.

Also, as previously reported in our Current Report on Form 8-K filed on September 19, 2008, in connection with the acquisition of Canyon Ridge Apartments, on September 15, 2008, we entered into an unsecured promissory note with NNN Realty Advisors in the principal amount of $5,400,000, or the September 2008 Promissory Note. The September 2008 Promissory Note originally provided for a maturity date of March 15, 2009, an interest rate of 4.99% per annum and a default interest rate equal to 6.99% per annum. The September 2008 Promissory Note was subsequently extended on March 9, 2009 and on September 15, 2009, in exchange for increases in the interest rates payable under the September 2008 Promissory Note from 4.99% to 5.00% and from 5.00% to 8.26%, respectively, and for increases in the default interest rates from 6.99% to 7.00% and 7.00% to 10.26%, respectively.

On November 10, 2009, we entered into a consolidated unsecured promissory note, or the Consolidated Promissory Note, with NNN Realty Advisors, whereby we cancelled the June 2008 Promissory Note and September 2008 Promissory Note, having principal balances of $3,700,000 and $5,400,000, respectively, and consolidated the outstanding principal balances of the cancelled promissory notes into the Consolidated Promissory Note. The Consolidated Promissory Note has a principal balance of $9,100,000, an interest rate of 4.5% per annum, a default interest rate of 2.0% in excess of the interest rate then in effect and a maturity date of January 1, 2011. The interest rate payable under the Consolidated Promissory Note is subject to a one-time adjustment not to exceed a maximum interest rate of 6.0% per annum, which will be evaluated and may be adjusted by NNN Realty Advisors, in its sole discretion, on July 1, 2010. Since this loan is a related party loan, the terms of the Consolidated Promissory Note were approved by our board of directors, including a majority of our independent directors, and deemed fair, competitive and commercially reasonable by our board of directors.

The material terms of the Consolidated Promissory Note are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Consolidated Promissory Note between Grubb & Ellis Apartment REIT Holdings, L.P. and NNN Realty Advisors, Inc., dated November 10, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Apartment REIT, Inc.

November 12, 2009	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

10.1	Consolidated Promissory Note between Grubb & Ellis Apartment REIT Holdings, L.P. and NNN Realty Advisors, Inc., dated November 10, 2009